Exhibit 99.2

FOR IMMEDIATE RELEASE

ARI Network Services, Inc. Announces Acquisition of DCi

Milwaukee, Wis., July 14, 2015 – ARI Network Services, Inc. (NASDAQ: ARIS) announced today that it has acquired Direct Communications Inc. (DCi), a leading provider of differentiated product content and electronic catalog software serving manufacturers, distributors, jobbers and independent retailers in the $300 billion automotive aftermarket. Terms of the transaction were not disclosed.

“The acquisition of DCi will accelerate ARI’s growth in the automotive aftermarket and is consistent with our strategy to grow the business both organically and through strategic acquisitions,” said ARI President and CEO Roy W. Olivier. “The acquisition allows ARI to further expand the reach of our data-driven eCommerce websites and automotive point-of-sale software and will propel the development of new technologies to serve the 500,000 businesses in the automotive aftermarket.”

DCi has been a leader in the automotive aftermarket since its 1981 founding by Nile Cornelison. The SEMA hall-of-famer played an important role in the establishment of many industry data standards, including ACES and PIES, as well as proprietary data formats used by major resellers. DCi’s product data and enhanced product content is delivered to every automotive distribution channel, reaching more than 60,000 resellers and millions of consumers.

DCi will maintain its headquarters in Des Moines, Iowa, under the continued leadership of Mark Toebben, who will assume the role of VP and GM of DCi, an ARI Company.

“At DCi, our mission is to link buyers and sellers and provide solutions for every type of business in the automotive aftermarket,” said Toebben. “For almost 35 years, we’ve dedicated ourselves to that mission, and I’m excited to come together with ARI to provide a much wider range of complete solutions for businesses across the aftermarket – from a single-location speed shop to a multi-location warehouse distributor to large and small manufacturers.”

“We expect the DCi acquisition to generate incremental revenue of approximately $4 million and be accretive to EBITDA for fiscal 2016,” said ARI CFO William A. Nurthen.

About ARI
ARI Network Services, Inc. (ARI) (NASDAQ: ARIS) offers an award-winning suite of SaaS, software tools, and marketing services to help dealers, manufacturers and distributors in selected vertical markets Sell More Stuff!™ – online and in-store. Our innovative products are powered by a proprietary data repository of enriched original equipment and aftermarket electronic content spanning more than 17 million active part and accessory SKUs and 750,000 equipment/vehicle models. Business is complicated, but we believe our customers’ technology tools don’t have to be. We remove the complexity of selling and servicing new and used vehicle inventory, parts, garments and accessories for customers in the automotive tire and wheel aftermarket, powersports, outdoor power equipment, marine, recreational vehicle, home medical equipment, and appliance industries. More than 23,500 dealers, 195 distributors and 3,360 brands worldwide leverage our web and eCatalog platforms to Sell More Stuff!™ For more information on ARI, visit investor.arinet.com.

Additional Information

• Follow @ARI_Net on Twitter: twitter.com/ARI_Net

• Become a fan of ARI on Facebook:www.facebook.com/ARInetwork

• Join us on G+: plus.google.com

• LinkedIn: www.linkedin.com

• Read more about ARI: investor.arinet.com/about-us

Images for media use only

Roy W. Olivier Hi Res | Roy W. Olivier Low Res

ARI Logo Hi Res| ARI Logo Low Res

Notice Regarding Forward-Looking Statements

Certain statements in this news release contain “forward‐looking statements” regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projects about the markets in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects”, “intends,” “plans,” “believes,” “seeks,” “estimates,” “endeavors,” “strives,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward‐looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in Part 1A of the company’s most recent annual report on Form 10‐K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward‐looking statements. The forward‐looking statements are made only as of the date hereof, and the company undertakes no obligation to publicly release the result of any revisions to these forward‐looking statements. For more information, please refer to the company’s filings with the Securities and Exchange Commission.

For media inquiries, contact:

Colleen Malloy, Director of Marketing, ARI, +1.414.973.4323, colleen.malloy@arinet.com

Investor inquiries, contact:

Steven Hooser, Three Part Advisors, +1.214.872.2710, shooser@threepa.com